SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AGNC Investment Corp.
(Name of Registrant as Specified in its Charter)
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SUPPLEMENT TO PROXY STATEMENT DATED MARCH 7, 2019 FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 18, 2019

This Supplement provides updated information with respect to the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of AGNC Investment Corp. ("AGNC" or the "Company") to be held on April 18, 2019.
On March 7, 2019, AGNC commenced the mailing to its stockholders of a Notice of the 2019 Annual Meeting of Stockholders and Definitive Proxy Statement (the "Notice and Proxy Statement") for the Annual Meeting. This Supplement, which describes recent changes in the proposed nominees for election to the Board of Directors of AGNC (the "Board"), should be read in conjunction with the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares.
Withdrawal of Nominee for Election as Director
On March 25, 2019, Larry K. Harvey, a member of the Board and a nominee for re-election as a director at the Annual Meeting, informed the Company of his decision not to stand for re-election. Mr. Harvey will continue to serve on the Board as a director through the certification of the results of the vote at the Annual Meeting. At that time, Mr. Harvey also notified the Company of his resignation as a member of the Board's Executive Committee, effective as of March 25, 2019. In his notice, Mr. Harvey stated that his decision not to stand for re-election is not due to any disagreement with the Company on any matter relating to its operations, policies, or practices. On March 28, 2019, the Board elected Donna J. Blank as a member of the Executive Committee.
In light of Mr. Harvey's withdrawal of his name as a nominee for re-election to the Board, the Compensation and Corporate Governance Committee has determined not to designate a new nominee, and the Board has elected to decrease its size from six to five members, effective upon the certification of the results of the vote at the Annual Meeting. Accordingly, no other nominee for election at the Annual Meeting will be named in Mr. Harvey's place.
Voting Matters
If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Proxies received in respect of the re-election of Mr. Harvey will not be voted with respect to his election, but will continue to be voted as directed or otherwise as set forth therein and described in the Proxy Statement with respect to all other matters properly brought before the Annual Meeting. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions, disregarding Mr. Harvey's name as a nominee for election as director.
Information regarding how to vote your shares is available in the Proxy Statement. The Notice and Proxy Statement are available at www.AGNC.com/2019proxymaterials. This supplement is being made available online at the same location on or about March 29, 2019.

March 29, 2019